Exhibit 10.2

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act and such laws or an exemption from registration under such Act and such laws which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for this corporation, is available.

WARRANT CERTIFICATE

SERACARE LIFE SCIENCES, Inc.

Warrant No. 03	No. of Warrants: 4,500

This certifies that, for value received and subject to the terms and conditions set forth herein, Henry S. Krauss or his registered assign (the “Warrant Holder”) is the registered holder of four Thousand five hundred (4,500) Warrants to purchase no par value common shares of Seracare Life Sciences, Inc. (“Warrants”).

1. Exercise. The Warrants evidenced hereby may be exercised at a price of $5.00 per Warrant to acquire one (1) share of the common stock of SeraCare Life Sciences, Inc. which is with no par value (the “Common Stock” and the “Company,” respectively). (The Common Stock acquirable upon exercise hereof is referred to herein as “Warrant Stock.”) If, at the time of any exercise of this Warrant, the shares of common stock deliverable upon exercise of such Warrant shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, that the holder or transferee of such Warrant, furnish to the Company an opinion of counsel of recognized standing in securities law, to the effect that such exercise may be made without registration under the Securities Act, provided that subject to receipt of the aforementioned opinion, the exercise of the Warrant shall at all times be within the control of such holder or transferee, as the case may be, and, if required by the Company, by written representation that the shares being acquired by the exercise of the Warrant are being purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or in the opinion of counsel to the Company such sale or transfer is not in violation of the 1933 Act. No fractional shares may be acquired upon exercise hereof.

2. Term of Warrant. This Warrant may be exercised at any time and from time to time in whole or in part commencing immediately upon issuance and terminating on the third anniversary of the date hereof unless extended by a majority vote of the Board of Directors for such length of time as they, in their sole discretion, deem reasonable and necessary.

3. Redemption. These Warrants may not be redeemed.

4. Reservation of Common Stock. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of this Warrant upon the basis set forth herein will at all times during the term of this Warrant be reserved for the exercise hereof.

5. Manner of Exercise. Exercise may be made of all or any part of this Warrant by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder’s duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign.

6. Registration Rights. The shares underlying this Warrant shall have piggyback registration rights and at the option of the Warrant Holder may be included in any registration statement filed by the Company during the Term of this Warrant.

7. Issuance of Common Stock upon Exercise. The Company, at its own expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name or names requested by the Warrant Holder representing the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable.

Irrespective of the date of issuance and delivery of any certificate representing the shares of Common Stock upon the exercise of this Warrant, each person in whose name any such certificate is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this Warrant and payment for the number of shares exercised are received by the Company.

8. No Right as Stockholder. The Warrant Holder is not, by virtue of his ownership of this Warrant, entitled to any rights whatsoever as a stockholder of the Company.

9. Assignment. This Warrant may not be assigned without providing the Company an opinion satisfactory to its counsel that an exemption from registration for the transfer exists.

10.    Miscellaneous.

(a)  Replacement of Options.    Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Option and upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or upon surrender and cancellation of the mutilated Option, the Company will execute and deliver, in lieu thereof, a new Option of like tenor.

(b)  Successors.    All the covenants, agreements, representations and warranties contained in this Option shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

(c)  Change; Waiver.    Neither this Option nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

(d)  Headings.    The section headings in this Option are inserted for purposes of convenience only and shall have no substantive effect.

(e)  Law Governing.    This Option is deliverable in the State of California and shall for all purposes be construed and enforced in accordance with, and governed by the internal laws of, the State of California, without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed on its behalf by an authorized officer thereof, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this 25th day of September, 2001.

SERACARE LIFE SCIENCES, INC. on behalf of the Company and as Warrant Agent

By:	/s/ JERRY L. BURDICK

SCHEDULE OF WARRANTHOLDERS

The Company has issued warrants pursuant to the foregoing form to the following individuals on the following terms:

Warrantholder	Number of Common Stock Underlying Warrant	Grant Date	Exercise Price	Exercise Date	Expiration Date
Arthur J. Niebauer	4,500	09.25.01	$5.00	Immediately upon issuance	09.25.04
Daniel Luskind	4,500	09.25.01	$5.00	Immediately upon issuance	09.25.04
John P. O’Shea	26,500	09.25.01	$5.00	Immediately upon issuance	09.25.04

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